UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 18, 2014

Commission File Number:  000-55158

Cocrystal Pharma, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
20-5978559
(IRS Employer Identification No.)

19805 North Creek Parkway, Bothell, Washington 98011
(Address of principal executive offices)

425-398-7176
(Registrant's Telephone number)

BioZone Pharmaceuticals, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 18, 2014, Biozone Pharmaceuticals, Inc., a Nevada corporation merged into its wholly-owned subsidiary, Cocrystal Pharma, Inc., a Delaware corporation. As a result, the issuer's name is now Cocrystal Pharma, Inc. There was no change in outstanding capitalization. All common and preferred shareholders received the exact same number of shares of capital stock they previously owned, and all options and warrants were converted in the same manner. Pending approval from the Financial Industry Regulatory Authority, the issuer's common stock continues to trade under the prior BZNE symbol.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cocrystal Pharma, Inc.

Date:   March 25, 2014
By:	/s/ Gary Wilcox

Name: Gary Wilcox
Title: Chief Executive Officer